Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Angeion Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2009, with respect to the consolidated balance sheet of Angeion Corporation and subsidiaries as of October 31, 2008, and the related consolidated statements of operations, cash flows, and shareholders’ equity for the year then ended, incorporated herein by reference.

/s/ Baker Tilly Virchow Krause, LLP (formerly known as Virchow, Krause & Company, LLP)

Minneapolis, Minnesota

June 12, 2009